UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): August 1, 2013

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2013, the Board of Directors of UNS Energy Corporation (UNS Energy) authorized changes to its executive officer team.

David G. Hutchens was appointed Chief Operating Officer of UNS Energy and Tucson Electric Power Company (TEP) in addition to his duties as President of UNS Energy and TEP. In his role as Chief Operating Officer, Mr. Hutchens succeeds Senior Vice President Michael J. DeConcini, whose departure was previously disclosed. Mr. Hutchens' annual base salary was increased from $370,000 to $410,000. Additional information concerning Mr. Hutchens is included in our Annual Report on Form 10-K for the year ended December 31, 2012 and 2013 Proxy Statement.

Frank P. Marino, age 49, was appointed Vice President and Controller of UNS Energy and TEP. Mr. Marino succeeds Karen G. Kissinger as Controller and will serve as the principal accounting officer of UNS Energy and TEP. Ms. Kissinger continues to serve as Vice President and Chief Compliance Officer of UNS Energy and TEP. Mr. Marino joined UNS Energy in January 2013 as Assistant Controller of UNS Energy. Prior to joining UNS Energy, Mr. Marino worked for The AES Corporation, serving as Chief Financial Officer, North America, from 2007 to 2009, Chief Financial Officer, Renewables, from 2009 to 2012 and Vice President, Business Demand Outsourcing Management from 2012 until he joined UNS Energy.

Item 8.01. Other Events

It addition to the officer changes described above in Item 5.02, on August 1, 2013, Phillip J. Dion was promoted from Vice President, Public Policy to Senior Vice President, Public Policy and Customer Solutions, of UNS Energy and TEP. Additional information concerning Mr. Dion is included in our Annual Report on Form 10-K for the year ended December 31, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 5, 2013	UNS ENERGY CORPORATION ____________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Chief Financial Officer